Exhibit 10.19

AGREEMENT TO TERMINATE OPERATING AGREEMENT

THIS AGREEMENT TO TERMINATE OPERATING AGREEMENT (this “Agreement”) is entered into as of September 27, 2011, by and among Qiyang County Xiangmei Food Technical Research and Development Co., Ltd., a foreign investment enterprise incorporated under the laws of the  People’s Republic of China (“PRC”) (“WFOE”); Hunan Xiangmei Food Co., Ltd ., a limited liability company organized under the laws of the PRC (“Hunan Xiangmei”) and the shareholders holding 100% of the issued and outstanding equity interests of  Hunan Xiangmei (“Shareholders”, with WFOE and Hunan Xiangmei collectively referred to as the “Parties”)

WHEREAS, in connection with a certain Consulting Services Agreement dated as of December 23, 2010 (the “Consulting Agreement”), WFOE entered into an Operating Agreement (the “Operating Agreement”) with Hunan Xiangmei and Shareholders;

WHEREAS, WFOE, Hunan Xiangmei and Shareholders as of the date hereof, have entered into an agreement to terminate the Consulting Agreement (the “Termination Agreement”), whereby WFOE, Hunan Xiangmei and Shareholders have terminated the Consulting Agreement;

WHEREAS, in connection with the Termination, WFOE desires to terminate the Operating Agreement, and Hunan Xiangmei and Shareholders desire to accept such termination;

WHEREAS, Section 16 of the Operating Agreement provides that WFOE may terminate Operating Agreement pursuant to the issuance of 30 days prior written notice to Hunan Xiangmei;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the Parties agree as follows:

A.           TERMINATION OF THE OPERATING AGREEMENT.

(1)     WFOE hereby terminates the Operating Agreement, and Hunan Xiangmei and Shareholders hereby accept such termination (collectively the “Termination”).

(2)           In accordance with Section 16 of the Operating Agreement, a written notice of the Termination listed in Exhibit A shall be given 30 days prior to the date of this Agreement.

(3)      The Termination shall become effective after the date hereof.

B.           GENERAL PROVISIONS.

(1)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth in Operating Agreement (or at such other address for a party as shall be specified by like notice):

C.           GOVERNING LAW.  This Agreement shall be governed and construed under the laws of the People’s Republic of China, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

D.           COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

WFOE:

Qiyang County Xiangmei Food Technical Research and Development Co., Ltd.

By:  /s/ ZHOU, Taiping
Name: ZHOU, Taiping
Title:   Executive Director

Hunan Xiangmei:

Hunan Xiangmei Food Co, Ltd.

By: /s/ ZHOU, Taiping
Name: ZHOU, Taiping
Title:   Executive Director

Shareholders:

By: /s/ ZHOU, Taiping
Name: ZHOU, Taiping
Owns 100% of Hunan Xiangmei

EXHIBIT A

NOTICE OF TRANSFER AND ASSIGNMENT OF OPERATING AGREEMENT

To:          The Executive Director of
Hunan Xiangmei Food Co, Ltd.

From:      Qiyang County Xiangmei Food Technical Research and Development Co., Ltd.

Date:       August 27, 2011

Dear Executive Director:

This letter shall serve as formal notice of the termination by WFOE of that certain Operating Agreement dated as of December 23, 2010 by and among WFOE, Hunan Xiangmei and shareholders of Hunan Xiangmei. Effective 30 days following the date of issuance of this notice (the “Termination Date”), the Operating Agreement shall be terminated.  The termination is made pursuant Section 16 of the Operating Agreement.

Very sincerely,

Qiyang County Xiangmei Food Technical Research and Development Co., Ltd.

By:
Name: ZHOU, Taiping
Title:   Legal Representative